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                                                                    Exhibit 23.1


We consent to the incorporation by reference in Registration Statement Form S-8 (No. 333-64331) of Toreador Royalty Corporation of our report dated March 2, 2000, with respect to the Historical Statement of Revenues and Direct Operating Expenses of the Lario Oil and Gas Properties acquisition for the year ended December 31, 1999 and included in its Current Report on Form 8-K/A dated March 3, 2000 and filed on January 6, 2000 filed with the Securities and Exchange Commission.


Ernst & Young LLP

March 3, 2000